Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Intchains Group Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity security	Class A ordinary shares, par value US$0.000001 per share	457(r)	(2)
	Others	Warrants	457(r)	(2)
	Others	Preferred shares	457(r)	(2)
	Others	Subscription rights	457(r)	(2)
	Others	Units	457(r)	(2)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(2)	—	US$300,000,000	$147.60 per US$1,000,000	US$44,280(3)
	Equity security	Class A ordinary shares, par value US$0.000001 per share	457(c)	9,000,000	US$4.19 (4)	US$37,710,000	$147.60 per US$1,000,000	US$5,566

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—

	Total Offering Amounts							US$49,846

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							US$49,846

(1)

Includes securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public. These securities are not being registered for the purposes of sales outside of the United States.

(2)

An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$300,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflects the maximum offering price of securities registered hereunder in the primary offering. The proposed maximum aggregate offering price of each class of securities offered by the registrant will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act.

(4)

The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee for this offering pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices for the registrant’s American depositary shares as quoted on the Nasdaq Capital Market on May 28, 2024.